CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated April 5, 2016, relating to the financial statement of Amplify ETF Trust comprising Amplify Online Retail ETF, as of April 4, 2016 and to the references to our firm under the headings “Fund Service Providers” in the Prospectus and “Misellaneous Information” and “Financial Statements” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
April 5, 2016